SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 7, 2013

MURPHY OIL CORPORATION

(Exact Name of Registrantas Specified in Charter)

Delaware	1-8590	71-0361522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street, El Dorado, AR	71731-7000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (870) 862-6411

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2013, Murphy Oil Corporation (“Murphy Oil”) announced the appointment of Roger W. Jenkins, 51, as President and Chief Executive Officer, effective August 30, 2013. Mr. Jenkins was also elected to Murphy Oil’s Board of Directors and Executive Committee effective as of August 30, 2013. Effective August 30, 2013, Steven A. Cosse will step down as Murphy Oil’s President and Chief Executive Officer. Mr. Cosse will remain a member of Murphy Oil’s Board of Directors and Executive Committee.

In connection with his promotion, Mr. Jenkins’ base salary will increase to $1,250,000, with a target bonus opportunity of 135% of his base salary, each effective August 30, 2013. Mr. Jenkins was also awarded 23,188 performance-based restricted stock units and an option to purchase 87,430 shares of Murphy Oil common stock with an exercise price equal to the fair market value of Murphy Oil common stock on the grant date. Mr. Jenkins will be entitled to up to 50 hours of annual personal use of company aircraft, pro-rated for 2013.

Mr. Jenkins previously served as Murphy Oil’s Executive Vice President and Chief Operating Officer. Mr. Jenkins joined Murphy Oil in 2001. He was named Executive Vice President, Exploration & Production in 2009 and Chief Operating Officer in 2012, and has played a critical leadership role in Murphy Oil’s worldwide exploration and production operations, including the development of the Kikeh field in Malaysia and the Eagle Ford Shale in South Texas. Prior to joining Murphy Oil, Mr. Jenkins spent 17 years with a major oil company. He holds a bachelor’s degree in Petroleum Engineering from Louisiana State University and an MBA from Tulane University and completed the Advanced Management Program at Harvard Business School. Mr. Jenkins is not related to any other executive officer or director of Murphy Oil.

In connection with his appointment as President and Chief Executive Officer, Mr. Jenkins entered into a Severance Protection Agreement with Murphy Oil dated as of August 7, 2013 (the “Agreement”). Under the Agreement, Mr. Jenkins will be entitled to the following severance benefits if, within twenty-four months following a “change in control” of Murphy Oil, Murphy Oil terminates his employment for any reason other than “cause” or disability, or he resigns for “good reason” (each as defined in the Agreement):

•

a lump sum cash payment equal to three times the sum of (i) Mr. Jenkins’ annual base salary in effect immediately prior to the termination (or if greater, the highest rate in effect at any time during the 90 day period before the change in control) and (ii) the average of Mr. Jenkins’ annual bonus for the three years prior to the termination;

•	full vesting of all outstanding equity awards;

•	continued dependent life, accident, and health insurance coverage for the 36-month period following termination; and

•	certain relocation benefits.

Mr. Jenkins is not entitled to any gross-up payments for any golden parachute excise tax that may be imposed on him as a result of a change in control and subsequent termination of employment.

Mr. Jenkins will be subject to certain non-competition and non-solicitation restrictive covenants for one year following termination of his employment under the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Murphy Oil also announced the election of T. Jay Collins to Murphy Oil’s Board of Directors effective August 7, 2013.

Mr. Collins currently serves as a director on the board of Oceaneering International, Inc. (“Oceaneering”), a global oilfield provider of engineered services and products primarily to the offshore oil and gas industry, where he retired as President and Chief Executive Officer in May 2011. He joined Oceaneering in October 1993, initially serving as Senior Vice President and Chief Financial Officer. In May 1995, he was appointed Executive Vice President of Oilfield Marine Services; in November 1998, he was appointed President and Chief Operating Officer; in March 2002, he was elected to the Board of Directors; and in May 2006 was appointed Chief Executive Officer.

Mr. Collins received his MBA from Harvard Graduate School of Business in 1972 and both his Bachelor of Arts degree and Masters of Engineering degree in Chemical Engineering from Rice University in 1969. Mr. Collins continues his affiliation with Rice University as a member of the Rice Board of Trustees and as Chairman of the Council of Overseers of the Jones Graduate School of Business Administration.

Mr. Collins is a former chairman of the board of directors for National Ocean Industries Association. In addition to Oceaneering, he currently serves on the boards of the Nautronix Group Limited, Pason Systems Inc., the Texas Institute of Science, Inc., and the American Productivity & Quality Center. He is also a member of the National Petroleum Council.

In connection with his election to the Murphy Oil Board of Directors, Mr. Collins was awarded 1,584 Murphy Oil time-based restricted stock units that mature on February 6, 2016.

On August 7, 2013, Murphy issued a press release announcing Mr. Jenkins’ promotion and election to the Board of Directors; Mr. Cosse’s retirement and Mr. Collins’ election to the Board of Directors, which is filed herewith as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 7, 2013, the Murphy Oil Board of Directors amended Article III, Section 2 of its By-Laws, effective on such date, to change the number of directors from 11 to 13. A copy of the amended By-Laws is filed herewith as Exhibit 3.1.

Item 8.01 Other Events

On August 7, 2013, the Murphy Oil Board of Directors approved the separation of its U.S. retail marketing business (the “Separation”), which will be achieved through the distribution of 100% of the shares of Murphy USA Inc. (“MUSA”) to holders of Murphy Oil common stock on the record date of August 21, 2013. Murphy Oil holders of record will receive one share of MUSA common stock for every four shares of Murphy Oil common stock. The distribution is expected to be completed on August 30, 2013. Following the Separation, MUSA will be an independent, publicly traded company, and Murphy Oil will retain no ownership interest in MUSA.

Also on August 7, 2013, the Board declared a regular quarterly cash dividend on Murphy Oil common stock of $0.3125 per share, payable on August 30, 2013 to holders of record on August 21, 2013.

A copy of the press release announcing the Separation and the regular quarterly dividend is filed herewith as Exhibit 99.2.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including with respect to the completion of the Separation. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of the events forecasted in this Current Report on Form 8-K not to occur include, but are not limited to, that the Separation may not be completed as anticipated or at all, that delays or other difficulties in completing the Separation may be experienced, whether the registration statement for MUSA is declared effective by the SEC, a deterioration in the business or prospects of Murphy Oil or MUSA, adverse developments in Murphy Oil’s or MUSA’s markets, or adverse developments in the U.S. or global capital markets, credit markets or economies generally. Other factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, political and regulatory instability, uncontrollable natural hazards and a failure to execute a sale of the U.K. downstream operations on acceptable terms. For further discussion of risk factors, see Murphy Oil’s Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent Forms 10-Q and 8-K on file with the SEC. Murphy Oil undertakes no duty to publicly update or revise any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	By-Laws of Murphy Oil Corporation, as amended August 7, 2013.

10.1	Severance Protection Agreement dated as of August 7, 2013 between Murphy Oil Corporation and Roger W. Jenkins.

99.1	Press release dated August 7, 2013 announcing executive changes and election of directors.

99.2	Press release dated August 7, 2013 announcing spin-off of Murphy USA Inc. and regular quarterly cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

Date: August 9, 2013	By:	/s/ John W. Eckart
Name: John W. Eckart
Title: Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

3.1	By-Laws of Murphy Oil Corporation, as amended August 7, 2013.

10.1	Severance Protection Agreement dated as of August 7, 2013 between Murphy Oil Corporation and Roger W. Jenkins.

99.1	Press release dated August 7, 2013 announcing executive changes and election of directors.

99.2	Press release dated August 7, 2013 announcing spin-off of Murphy USA Inc. and regular quarterly cash dividend.